                                                                 Exhibit 10.1(j)


                                    AGREEMENT
                                    ---------

         This Agreement is made by and between Roche Molecular Systems, Inc. ("RMS"), having an office at 1080 U.S. Highway 202, Branchburg, New Jersey 08876-1760 and Genica Pharmaceuticals Corporation ("Genica"), Worcester, Massachusetts, hereafter collectively referred to as "The Parties".

                                   BACKGROUND
                                   ----------

         A. RMS has the right to grant immunities from suit under certain United States Patents describing and claiming, inter alia, a gene amplification process known as the polymerase chain reaction ("PCR") technology.

         B. Genica has attained substantial expertise in validating, documenting and performing sophisticated diagnostic procedures.

         C. Genica desires to obtain an immunity from suit from RMS to practice PCR Technology to perform human in vitro clinical laboratory services, and RMS
                                --------
is willing to grant such an immunity, on the terms and subject to the conditions provided exclusively in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, RMS and Genica agree as follows:

* Material omitted and filed separately with the Securities and Exchange Commission pursuant to request for confidential treatment under Rule 406.

1.       Definitions
         -----------

         For the purpose of this Agreement, and solely for that purpose, the terms set forth hereinafter shall be defined as follows:

         1.1. The term "Affiliate" of a designated party to this Agreement shall mean:


            (a) an organization of which fifty percent (50%) or more of the voting stock is controlled or owned directly or indirectly by either party to this Agreement;

            (b) an organization which directly or indirectly owns or controls fifty percent (50%) or more of the voting stock of either party to this Agreement;

            (c) an organization, the majority ownership of which is directly or indirectly common to the majority ownership of either party to this Agreement; and

            (d) an organization under (a), (b), or (c) above in which the amount of said ownership is less than fifty percent (50%) and that amount is the maximum amount permitted pursuant to the law governing the ownership of said organization.

It is understood and agreed, however, that the term "Affiliate" shall not include Genentech Inc., a company located at 460 Point San Bruno Boulevard, South San Francisco, California, U.S.A. ("Genentech").

         1.2. "Assay" shall mean an in vitro diagnostic procedure utilizing PCR Technology to detect the presence, absence or quantity of a nucleic acid sequence associated with a specific human disease or condition.

         1.3. "Diagnostic Product" shall mean an assemblage of reagents, including but not limited to reagents packaged in the form of a kit, useful in performing an Assay.


         1.4. "Effective Date" shall mean the date on which the last signatory to this Agreement signs the Agreement.


         1.5. "Licensed Field" shall mean the field of human in vitro diagnostics solely for the detection of genetic diseases, genetic pre-disposition to disease, microorganisms associated with infectious diseases, cancer, or for tissue transplant typing or Parentage.

         1.6. "Licensed Services" shall mean the performance of an Assay by Genica to detect nucleic acid sequences associated with a human disease or condition within the Licensed Field. Licensed Services include but are not limited to, any combination of the steps of col-lecting a sample for analysis, isolating nucleic acid sequences therein, amplifying one or more desired sequences, analyzing the amplified material and reporting the results.


         1.7. "Licensed Technology" shall mean the application of PCR Technology, as that term is defined in Section 1.10, to perform Licensed Services.


         1.8. "Net Service Revenues" shall mean gross invoice price for the Licensed Services performed by Genica (or the fair market value for any nonmonetary consideration which Genica agrees to receive in exchange for Licensed Services), less the following deductions where they are factually applicable and are not already reflected in the gross invoice price:

              (i) discounts allowed and taken, in amounts customary in the trade (which shall include the difference between the dollar amount charged by Genica for a Licensed Service and the Medicare and/or Medicaid Limits of Allowance and/or reimbursement limitations of a Third Party insurance program); and

              (ii) sales and/or use taxes and/or duties imposed upon and with specific reference to particular sales; and

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                                      -5-

              (iii) actual bad debt, up to [ ]%* of gross invoice price for Licensed Services, which bad debt Genica can prove and document that it was reasonable and diligent in its efforts to collect payment.

         No allowance or deduction shall be made for commissions or collections, by whatever name known.

         It is hereby understood and agreed that, to the extent feasible, the Licensed Services shall at all times be invoiced, listed and billed by Genica as a separate item in Genica's invoices, bills and reports to customers. However, in the event a Licensed Service is offered in combination with another non-PCR diagnostic assay(s) or together with a nontesting service(s) (e.g., an interpretive or consultive service) as part of a package (e.g., genetic counseling) (this combination of a Licensed Service with a nontesting or interpretive service is hereinafter referred to as a "Combination Service"), then Net Service Revenues for purposes of determining royalties on a Licensed Service which is part of a Combination Service shall be determined by multiplying the gross invoice price, less applicable deductions, for the Combination Service, by the appropriate fraction in Attachment I hereto. The fraction specified in Attachment I for a particular Licensed Service shall be mutually agreed to by The Parties as accurately reflecting the value contributed by the Licensed Service to the overall value of the package of the Combination Service as offered by Genica. Attachment I hereto may be modified at any time by mutual consent of The Parties.

         The Net Service Revenues of the Licensed Services that are performed by Genica for any person, firm or corporation controlling, controlled by, or under common control with Genica, or enjoying a special course of dealing with Genica, shall be determined by reference to the Net Service Revenues which would be applicable under this Section in an arm's length transaction by Genica to a Third Party other than such person, firm or corporation.

         1.9. "Parentage" shall mean analysis of human genetic material to ascertain whether two or more individuals are biologically related, but specifically excludes analysis of forensic evidence for a criminal proceeding.

         1.10. "PCR Technology" shall mean polymerase chain reaction technology covered by United States Patent Nos. B1 4,683,195 and B1 4,683,202 and any reissue or reexamination patents thereof.

         1.11. "Third Party" shall mean a party other than an Affiliate of The Parties to this Agreement.


2.       Grant
         -----

         2.1. Upon the terms and subject to the conditions of this Agreement, RMS hereby grants to Genica, and Genica hereby accepts from RMS, a royalty-bearing, nonexclusive immunity from suit under PCR Technology solely to use Licensed Technology to perform Li-censed Services within the United States and its possessions and the Commonwealth of Puerto Rico. The Parties understand and agree that no rights are hereby granted, expressly or by implication, under U.S. Patent No. 4,965,188 (the `l88 patent). An immunity from suit under the `188 patent may be obtained by purchase of RMS-manufactured polymerase or by contacting the Director of Licensing, Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, CA 94501 (510/865-5400).


         2.2. The Licensed Technology hereunder may be practiced solely for the performance of Licensed Services and for no other purpose whatsoever, and no other right, immunity or license is granted expressly, impliedly or by estoppel.

         2.3. Genica expressly agrees that this Agreement is intended to and does supersede all prior agreements between Genica and the Cetus Corporation, RMS' predecessor in interest, relating to PCR Technology, including specifically the agreement dated November 13, 1990.

         2.4. Genica expressly acknowledges and agrees that the immunity from suit pursuant to this Agreement is personal to Genica alone and Genica shall have no right to sublicense, assign or otherwise transfer or share its rights under the foregoing immunity from suit and further agrees that Licensed Services will be performed, offered, marketed and sold only by Genica and Genica shall not authorize any other party, including Affiliates, to practice the Li censed Technology, nor shall it practice the Licensed Technology in conjunction with any other party.

         2.5. For each Combination Service that Genica offers pursuant to this immunity from suit, Genica agrees that it will notify RMS at least sixty (60) days before it commercializes said Combination Service. The Parties shall then agree on the fraction of the value of Combination Services which is attributable to the Licensed Service component. As to all other Licensed Services offered by Genica which are not part of a Combination Service, Genica agrees to keep RMS informed about the availability from Genica of each such Service within a reasonable time after Genica commences offering the Service.

         2.6. RMS hereby grants to Genica the right and Genica accepts and agrees to credit RMS as the source of PCR Technology rights in Genica's promotional materials and any other materials intended for distribution to Third Parties as follows:

         "This test is performed pursuant to a license agreement with Roche Molecular Systems, Inc."

3.       Acknowledgment and Agreement on Diagnostic Products
         ---------------------------------------------------

         3.1. Genica acknowledges and agrees that the immunity from suit granted hereunder is for the performance of Licensed Services only and does not include any right to make, have made, import, offer or sell any products, including devices, PCR reagents, kits or

Diagnostic Products. Genica further acknowledges and agrees that RMS Affiliates are in the business of providing clinical laboratory testing services and the commercial sale of diagnostic testing systems and therefore may compete directly with Genica's business.

4.       Royalties, Records and Reports
         ------------------------------

         4.1.     Royalties.  For the rights and privileges granted under this
                  ---------
Agreement, Genica shall pay to RMS earned royalties equal to [              ]%*
of Genica's Net Service Revenues for each Assay performed.

         4.2. Genica shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to RMS by way of royalty or by way of any other provision under this Agreement. Such books and the supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter, if reasonably available), to the inspection of RMS or an independent certified public accountant retained by RMS for the purpose of verifying Genica's royalty statements or Genica's compliance in other respects with this Agreement. If in dispute, such records shall be kept until the dispute is settled. The inspection of records shall be at RMS' sole cost and expense, unless the inspector concludes that royalties reported by Genica for the period being audited are understated by [ ]%* or more from actual royalties, in which case the costs and expenses of such inspection shall be paid by Genica.

         4.3. Genica shall within thirty (30) days after the first day of January, April, July and October of each year deliver to RMS a true and accurate royalty report. This report shall give such particulars of the business conducted by Genica during the preceding three (3) calendar months as are pertinent to an accounting for royalty under this Agreement and shall include at least the following:

                     (a) the number of assays performed in connection with performance of the Licensed Services and Combination Services during those three (3) months;

                     (b) compilation of billings thereon and the allowable deductions therefrom;

                     (c) Net Service Revenues and the calculation of total royalties thereon; and

                     (d) the calculation of the net royalty payable to RMS. If no royalties are due it shall be so reported.

         The correctness and completeness of each such report shall be attested to in writing by the responsible financial officer of Genica's organization or by Genica's external auditor or by the chair or other head of Genica's internal audit committee.

         Simultaneously with the delivery of each such report, Genica shall pay to RMS the royalty and any other payments due under this Agreement for the period covered by such report. All payments due RMS hereunder shall be sent together with the royalty report by the due date to the following address:



                                     Roche Molecular Systems, Inc.
                                     P.O. Box 18139
                                     Newark, N.J. 07191

or to any address that RMS may advise in writing.

         4.4. All amounts payable hereunder by Genica to RMS shall be payable in United States currency.


         4.5. Genica's obligation to pay royalties pursuant to this Agreement shall terminate upon a final holding of invalidity or unenforceability of all of the patents identified in Section 1.10, supra, by a court of appellate
                                        -----
jurisdiction or by a trial court from which no appeal is or can be taken.

         4.6. If Genica shall fail to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear interest
[                 ]%* from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate
shall be [                 ]* at the time the payment is due.

5.       Performance of Licensed Services
         --------------------------------

         5.1. The Parties agree that quality assurance is of utmost importance in the performance of Licensed Services. To that end, Genica agrees that it will:



              (a) participate in at least one independent proficiency testing program for each Licensed Service when such program(s) becomes available; and

         (b) comply with all Medicare, Medicaid and/or CLIA standards for diagnostic testing as well as all other applicable federal, state and local regulations applicable to human diagnostic testing.

6.       Technology Notification
         -----------------------

         6.1. With respect to any invention, improvement or discovery (hereinafter referred to as "Discoveries" in this Article) of Genica made after entering into this Agreement, resulting from work conducted under this Agreement and being applicable to PCR, if Genica decides to license that Discovery to Third Parties, then Genica agrees to provide to RMS, unless not possible due to Genica's previous commitments to Third Parties relating to said Discoveries, a reasonable opportunity to negotiate a license to use said Discoveries in PCR-based diagnostic products and services. Such Discoveries include, but are not limited to, improvements of the PCR process or in the performance of Assays, modifications to or new methods of performing the Assays, including the automation of the PCR process or of the Assays.

         6.2. Any agreement reached between The Parties as a result of Genica notification to RMS of a Discovery pursuant to Section 6.1 hereto shall be upon terms and conditions negotiated in good faith by The Parties.

7.       Diligence
         ---------

         Genica shall exercise reasonable diligence in developing, testing, validating, documenting, promoting and selling the Licensed Services. In the course of such diligence, Genica shall take appropriate steps including, upon reasonable written request of RMS, furnishing RMS with representative copies of all promotional material relating to the Licensed Services.

8.       Term and Termination
         --------------------

         8.1. The immunity from suit granted to Genica herein shall commence on the Effective Date and terminate on the date of expiration of the last to expire of the patents included within the PCR Technology, which patent contains at least one claim covering the performance of Licensed Services.

         8.2. If in the course of performing and offering Licensed Services, Genica fails to comply with the quality assurance provisions of Article 5, Genica shall so notify RMS and RMS shall notify Genica to correct the defects. Genica shall have thirty (30) days from receipt of such notice to cure all defects of which it is notified. If Genica does not cure all such defects within the designated thirty (30) days, RMS may then in its sole discretion terminate this Agreement in its entirety, or any portion thereof immediately. For the purposes of this Section and this Agreement, Genica's failure to provide an accurate and correct test result when participating in an independent proficiency testing program pursuant to Section 5.1 (a), on two consecutive evaluations, shall automatically be deemed a failure to comply with Article 5 and shall be a material breach of this Agreement.


         8.3. Notwithstanding any other Section of this Agreement, Genica may terminate this Agreement for any reason on thirty (30) days' written notice to RMS.

         8.4. The decision of a Court or Administrative body finding RMS liable or culpable due to Genica's performance of Licensed Services shall give RMS the right to terminate this Agreement immediately upon notification to RMS of said decision.

         8.5. The immunity granted hereunder to Genica shall automatically terminate upon (i) an adjudication of Genica as bankrupt or insolvent, or Genica's admission in writing of its inability to pay its obligations as they mature; or (ii) an assignment by Genica for the benefit of creditors; or (iii) Genica's applying for or consenting to the appointment of a receiver, trustee or similar officer for any substantial part of its property; or such receiver, trustee or similar officer's appointment without the application or consent of Genica, if such appointment shall continue undischarged for a period of ninety
(90) days; or (iv) Genica's instituting (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency arrangement, or similar proceeding relating to Genica under the laws of any jurisdiction; or (v) the institution of any such proceeding (by petition, application or otherwise) against Genica, if such proceeding shall remain undismissed for a period of ninety (90) days or the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against a substantial part of the property of Genica, if such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; or (vi) loss of Genica's federal or state licenses permits or accreditation necessary for operation of Genica as a health care institution.

         8.6. RMS shall have the right to terminate this Agreement by written notice to Genica upon any change in the ownership or control of Genica or of its assets. Termination under this Section shall be effective immediately upon receipt by Genica of RMS' notice of termination. For such purposes, a "change in ownership or control" shall mean that [ ]%* of the voting stock of Genica become subject to the control of a person or entity, or any related group of persons or entities acting in concert, which person(s) or entity(ies) did not control such proportion of voting stock as of the effective date of the Agreement. Analogously, RMS shall have the right to terminate this Agreement upon any transfer or sale of [ ]%* of the assets of Genica to another party.

         8.7. Breach. Upon any breach of or default of a material term under this Agreement by Genica, RMS may terminate this Agreement upon thirty (30) days' written notice to Genica. Said notice shall become effective at the end of the thirty-day (30) period, unless during said period Genica fully cures such breach or default and notifies RMS of such a cure.

         8.8. Upon termination of this Agreement as provided herein, all immunities and rights granted to Genica hereunder shall revert to or be retained by RMS. To the extent RMS has licensed technology or know-how of Genica pursuant to Article 6 hereto, those licenses shall remain in force according to their terms.

         8.9. Genica's obligations to report to RMS and to pay royalties to RMS as to the Licensed Services performed under the Agreement prior to termination or expiration of the Agreement shall survive such termination or expiration.

9.       Confidentiality-Publicity
         -------------------------

         9.1. Except as otherwise specifically provided in Section 2.6, Genica agrees to obtain RMS' approval before distributing any written information, including but not limited to promotional and sales materials, to Third Parties which contains references to RMS or this Agreement. RMS' approval shall not be unreasonably withheld or delayed and, in any event, RMS' decision shall be rendered within three (3) weeks of receipt of the written information. Once approved, such materials, or abstracts of such materials, which do not materially alter the context of the material originally approved may be reprinted during the term of the Agreement without further approval by RMS unless RMS has notified Genica in writing of its decision to withdraw permission for such use.

         9.2. Each Party agrees that any financial, legal or business information or any technical information disclosed to it (the "Receiving Party") by the other (the "Disclosing Party") in connection with this Agreement shall be considered confidential and proprietary and the Receiving Party shall not disclose same to any Third Party and shall hold it in confidence for a period of five (5) years and will not use it other than as permitted under this Agreement provided, however, that any information, know-how or data which is orally disclosed to the Receiving Party shall not be considered confidential and proprietary unless such oral disclosure is reduced to writing and given to the Receiving Party in written form within thirty (30) days after oral disclosure thereof. Such confidential and proprietary information shall include, without limitation, marketing and sales information, commercialization plans and strategies, research and development work plans, and technical information such as patent applications, inventions, trade secrets, systems, methods, apparatus, designs, tangible material, organisms and products and derivatives thereof.

         9.3. The above obligations of confidentiality shall not be applicable to the extent:


              (a) such information is general public knowledge or, after disclosure hereunder, becomes general or public knowledge through no fault of the Receiving Party; or

              (b) such information can be shown by the Receiving Party by its written records to have been in its possession prior to receipt thereof hereunder; or

              (c) such information is received by the Receiving Party from any Third Party for use or disclosure by the Receiving Party without any obligation to the Disclosing Party provided, however, that information received by the Receiving Party from any Third Party funded by the Disclosing Party (e.g. consultants, subcontractors, etc.) shall not be released from confidentiality under this exception; or

              (d) the disclosure of such information is reasonably needed for use in connection with performing, offering and selling Licensed Services; or

              (e) the disclosure of such information is required or desirable to comply with or fulfill governmental requirements, submissions to governmental bodies, or the securing of regulatory approvals.

         9.4. With the exception of Section 2.6, each party shall, to the extent reasonably practicable, maintain the confidentiality of the provisions of this Agreement and shall refrain from making any public announcement or disclosure of the terms of this Agreement without the prior consent of the other party, except to the extent a party concludes in good faith that such disclosure is required under applicable law or regulations, in which case the other party shall be notified in advance.


10.      Compliance
         ----------

         In exercising any and all rights and in performing its obligations hereunder, Genica shall comply fully with any and all applicable laws, regulations and ordinances and shall obtain and keep in effect licenses, permits and other governmental approvals, whether at the federal, state or local levels, necessary or appropriate to carry on its activities hereunder. Genica further agrees to refrain from any activities that would have an adverse effect on the business reputation of RMS. RMS will advise Genica of any such activities and Genica will have thirty (30) days to correct such activity.

11.      Assignment
         ----------

         This Agreement shall not be assigned by Genica (including without limitation any purported assignment or transfer that would arise from a sale or transfer of Genica's business). RMS may assign all or any part of its rights and obligations under this Agreement at any time without the consent of Genica. Genica agrees to execute such further acknowledgments or other instruments as RMS may reasonably request in connection with such assignment.

12.      Negation of Warranties and Indemnity
         ------------------------------------

         12.1.    Nothing in this Agreement shall be construed as:

                 (a) a warranty or representation by RMS as to the validity or scope of any Licensed Technology;

                 (b) a warranty or representation that the practice of the Licensed Technology is or will be free from infringement of patents of Third Parties;

                 (c) an obligation to bring or prosecute actions or suits against Third Parties for infringement;

                 (d) except as expressly set forth herein, conferring the right to use in advertising, publicity or otherwise any trademark, trade name, or names, or any contraction, abbreviation, simulation or adaptation thereof, of RMS;

                 (e) conferring by implication, estoppel or otherwise any license, right or immunity under any patents or patent applications of RMS other than those specified in PCR Technology, regardless of whether such patents and patent applications are dominant or subordinate to those in PCR Technology;

                 (f) an obligation to furnish any know-how not provided in PCR Technology; or

                 (g) creating any agency, partnership, joint venture or similar relationship between RMS and Genica.


         12.2. RMS MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         12.3. Genica acknowledges that the technology licensed hereby is newly developed, and agrees to take all reasonable precautions to prevent death, personal injury, illness and property damage from the use of such technology. Genica shall assume full responsibility for its use of the Licensed Technology and shall defend, indemnify and hold RMS harmless from and against all liability, demands, damages, expenses (including attorneys' fees) and losses for death, personal injury, illness, property damage or any other injury or damage, including any damages or expenses arising in connection with state or federal regulatory action (collectively "Damages"), resulting from the use by Genica, including its officers, directors, agents and employees, of the Licensed Technology except, and to the extent that such Damages are caused by the negligence or willful misconduct of RMS.

13.      General
         -------

         13.1. This Agreement constitutes the entire agreement between The Parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by it. This Agreement may be modified or amended only by a writing executed by authorized officers of each of The Parties.




         13.2. Any notice required or permitted to be given by this Agreement shall be given by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other party at the respective address as shown below:

If to RMS:

                           Roche Molecular Systems, Inc.
                           340 Kingsland Street
                           Nutley, New Jersey 07110
                           Attn:  Corporate Secretary

with a copy to:

                           Roche Molecular Systems, Inc.
                           1145 Atlantic Avenue, Suite 100
                           Alameda, California 94501
                           Attn:  Licensing Manager

If to Genica:

                           Genica Pharmaceuticals Corporation
                           Two Biotech Park
                           377 Plantation Street
                           Worcester, Massachusetts 01605
                           Attn:  Robert E. Flaherty
                                  President

Either party may change its address by providing notice to the other party. Unless otherwise specified herein, any notice given in accordance with the foregoing shall be deemed given within four (4) full business days after the day of mailing, or one full day after the date of delivery to the courier, or the date of facsimile transmission, as the case will be.

         13.3. Governing Law and Venue. This Agreement and its effect are
               -----------------------
subject to and shall be construed and enforced in accordance with the law of the State of New Jersey, U.S.A., except as to any issue which by the law of New Jersey depends upon the validity, scope or enforceability of any patent within the Licensed Technology, which issue shall be determined in accordance with the applicable patent laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute or controversy arising from this Agreement shall be in the United States District Court for the District of New Jersey if federal jurisdiction exists, and if no federal jurisdiction exists, then in the Superior Court of New Jersey.

         13.4. Arbitration. Notwithstanding the provisions of Section 13.3
               -----------
above, any dispute concerning solely the determination of facts such as, but not limited to, (i) the value of a Combination Service and a Licensed Service pursuant to Section 1.8; (ii) a determination of royalty rate payments owed pursuant to Section 4.1; (iii) compliance with quality assurance pursuant to
Article 5; or (iv) good faith compliance with Article 6; and which dispute does not involve a question of law, shall be settled by final and binding arbitration at a mutually convenient location in the State of New Jersey pursuant to the commercial arbitration rules of the American Arbitration Association, in accordance with the following procedural process:

                 (a) The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator and the two arbitrators so named will then jointly appoint the third arbitrator as chairman of the arbitration tribunal.

                 (b) The decision of the arbitration tribunal shall be final and judgment upon such decision may be entered in any competent court for juridical acceptance of such an award and order of enforcement. Each party hereby submits itself to the jurisdiction of the courts of the place of arbitration, but only for the entry of judgment with respect to the decision of the arbitrators hereunder.

         13.5. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement or concerning the legal right of The Parties to enter into this contract and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

         13.6. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.


         IN WITNESS WHEREOF, The Parties hereto have set their hands and seals and duly executed this Agreement on the date(s) indicated below, to be effective on Effective Date as defined herein.

ROCHE MOLECULAR SYSTEMS, INC.                       GENICA PHARMACEUTICALS
                                                    CORPORATION

By:  /s/ Kathy Ordonez                              By: /s/ Robert E. Flaherty
     --------------------------------------             ------------------------

Name:  Kathy Ordonez                                Name:  Robert E. Flaherty

Title:  President                                   Title:  President

Date:  6/14/94                                      Date:  6/22/94
       ------------------------------------                ---------------------

                                Exhibit 10.1(j)

                                  ATTACHMENT I
                                  ------------

                              COMBINATION SERVICES
                              --------------------

                                                  Percent of Net Service
                                                  Revenues for Combination
                                                  Services which is Attributable
Licensed Services                                 to Licensed Services
-----------------
Apo E                                             [   ]%*

Fragile X                                         [   ]%*

Amyloidosis                                       [   ]%*

CSA-1 (Spinocerebellar Ataxia Type I)             [   ]%*

Muscular Dystrophy                                $[       ]*

November 30, 1999

Michael A. Boss, Ph.D.
Vice President, Research and Development
ATHENA DIAGNOSTICS, INC.
Four Biotech Park - 377 Plantation Street
Worcester, MA  01605

Re: Agreement Effective June 22, 1994 between Roche Molecular Systems, Inc. ("RMS") and Athena Diagnostics, Inc. ("ADI") for use of the Polymerase Chain Reaction (PCR) Technology in Human Diagnostic Services ("the Agreement")

Dear Dr. Boss:

Pursuant to RMS's review of the descriptions provided with Dr. Palatucci's letter of November 11, 1999 on the following two tests offered by Athena, the tests are approved as a Combination Services with royalty-bearing fractions of [ ]%*. This royalty-bearing fraction is in recognition of the component of genetic counseling as a part of the billed price.

                 Combination Service                     Royalty Bearing %

Spinocerebellar ataxia Type 12 (SCA 12)                         [ ]*
Dentatorubro-pallidoluysian atrophy (DRPLA)                     [ ]*
Charcot-Marie-Tooth disease (EGR 2)                             [ ]*
Charcot-Marie-Tooth disease (PMP 22)                            [ ]*
Cerebral autosomal dominant arteriopathy,
  sub-cortical infarcts and leukoencephalopathy (CADASIL)       [ ]*

Enclosed is a revised Attachment I to the referenced Agreement effective January 1, 2000 including these tests as Combination Services and which supersedes the previous Attachments I. Please acknowledge ADI's acceptance of the new Attachment I by having an authorized representative of ADI execute both copies of this letter, each of which, once executed, shall con-stitute an original. Please forward one of the executed duplicate originals to the attention of Donna Donohue, Licensing Specialist, at the above address and retain the other.

Regards,                                       Agreed and Accepted
ROCHE MOLECULAR SYSTEMS, INC.                  ATHENA DIAGNOSTICS, INC.

/s/ Thomas White                               By: /s/  Robert Flaherty
                                                   -----------------------------
                                                    (authorized signature)

Thomas White, Ph.D.                            Name:  Robert Flaherty
                                                    ----------------------------

Vice President, R&D                            Title: President
                                                    ----------------------------

Enclosure                                      Date:  12/21/99
                                                    ----------------------------


Apprv'd as To Form
LAW DEPT
By:  /s/
     ------------------------

ATTACHMENT I

                              COMBINATION SERVICES
                              --------------------

                                                                       Percent of Net Service
                                                                       Revenues for Combination
                                                                       Services which is Attributable
Licensed Services                                                      to Licensed Services
-----------------                                                      --------------------
Amyloidosis                                                                          [ ]*
Apo E                                                                                [ ]*
Cerebral autosomal dominant arteriopathy, sub-cortical infarcts and
  leukoencephalopathy (CADASIL)                                                      [ ]*
Charcot-Marie-Tooth Disease (EGR 2)                                                  [ ]*
Charcot-Marie-Tooth Disease (PMP 22)                                                 [ ]*
CMT1B                                                                                [ ]*
CMTX (not CMT1A)                                                                     [ ]*
Dentatorubro-pallidoluysian atrophy (DRPLA)                                          [ ]*
Dystonia                                                                             [ ]*
Factor V Leiden                                                                      [ ]*
Fragile X                                                                            [ ]*
Friedrech's Ataxia                                                                   [ ]*
Huntington's Disease                                                                 [ ]*
Kennedy's Disease                                                                    [ ]*
Machado-Joseph Disease                                                               [ ]*
Mitochondrial DNA (not KSS/CPEO)                                                     [ ]*
Muscular Dystrophy                                                                  $[    ]
Myotonic Dystrophy                                                                   [ ]*
Oculopharyngeal Muscular Dystrophy                                                   [ ]*
Presenilin 1                                                                         [ ]*
Spinal Muscular Atrophy                                                              [ ]*
Spinocerebellar Ataxia Type 1 (SCA 1)                                                [ ]*
Spinocerebellar Ataxia Type 2 (SCA 2)                                                [ ]*
Spinocerebellar Ataxia Type 6 (SCA 6)                                                [ ]*
Spinocerebellar Ataxia Type 7 (SCA 7)                                                [ ]*
Spinocerebellar Ataxia Type 8 (SCA 8)                                                [ ]*
Spinocerebellar Ataxia Type 12 (SCA 12)                                              [ ]*